UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018 (January 12, 2018)

NEBULA ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-222137	82-3008583
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Four Embarcadero Center, Suite 2350 San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 618-7161

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events

Consummation of Initial Public Offering

On January 12, 2018, Nebula Acquisition Corporation (the “Company”) consummated its initial public offering (the “IPO”) of 27,500,000 units (the “Units”), including the exercise of 2,500,000 Units of the underwriters’ overallotment option. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-third of one warrant (“Public Warrant”), each whole warrant entitling the holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, generating gross proceeds to the Company of $275,000,000.

On January 12, 2018, simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of 5,000,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant, to the Company’s sponsor, Nebula Holdings, LLC (the “Sponsor”), generating gross proceeds to the Company of $7,500,000.

A total of $275,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account maintained by American Stock Transfer & Trust Company, LLC, acting as trustee.

An audited balance sheet as of January 12, 2018 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Audited Balance Sheet

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2018

NEBULA ACQUISITION CORPORATION

By:	/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Co-Chief Executive Officer

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